UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  March 27, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On March 6, 2006, TRC Companies, Inc. (the “Company”) entered into an Employment Agreement with Timothy D. Belton, pursuant to which the Company will employ Mr. Belton as Chief Operating Officer (the “Agreement”). Mr. Belton began his employment with the Company on March 27, 2006. The following summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.7.5, and is incorporated herein by reference.

Position. Mr. Belton will have the title and responsibilities of Senior Vice President and Chief Operating Officer, and Central Region General Manager. Within twelve (12) months of his commencing full-time employment and contingent on Mr. Belton meeting mutually agreeable operations goals, and subject to the approval of the Company’s Board of Directors, Mr. Belton will be eligible to be promoted to President of the Company.

Term. The Agreement has a term of three years (the “Term”). If Mr. Belton remains employed by the Company after the expiration of the Term, it is anticipated that Mr. Belton will continue his employment at-will with the Company upon terms and conditions generally available to senior management.

Compensation. Under the Agreement, Mr. Belton’s initial base salary will be $300,000 per year. Upon Mr. Belton’s promotion to President of the Company, Mr. Belton’s base salary shall increase to $350,000 per year. Mr. Belton shall be paid an initial bonus of $75,000, in three installments of $25,000 each, one on the date he commences full-time employment, and one each on the 91st and 181st days thereafter. Mr. Belton will be paid a bonus of $150,000 on the anniversary of the date upon which he commences full-time employment and will participate in the Company’s bonus plan for senior management.

Options. The agreement provides that the Company will grant Mr. Belton ten-year options to purchase 75,000 shares of the Company’s common stock (the “Options”) pursuant to the Company’s Restated Stock Option Plan. The exercise price of the Options shall be the closing price of the Company’s common stock on the effective date of the agreement. The Options will vest and be exercisable with respect to 25,000 shares on the first anniversary of the date of grant, and will vest and become exercisable with respect to an additional 25,000 shares on each of the second and third anniversaries of the date of grant. The Options will vest and become fully exercisable upon a Change of Control (as defined in the Agreement) or upon termination of Mr. Belton’s employment by Mr. Belton for Good Reason (as defined in the Agreement) or by the Company without Cause (as defined in the Agreement). Mr. Belton also will be eligible to receive stock options under the Company’s Restated Stock Option Plan and will be given consideration thereunder in accordance with his role in the Company.

Benefits. During the term of the Agreement, Mr. Belton also will be entitled to participate in and to receive benefits from all present and future life, vacation, accident, disability, medical, pension, and savings plans and all similar benefits made available generally to executives of the Company. In addition, during the term of the Agreement, the Company will provide Mr. Belton with and automobile allowance of at least $700 per month and will reimburse the cost of Mr. Belton’s private club expenses up to $10,000 per year.

Termination. If the Company terminates Mr. Belton’s employment for any reason other than death, disability, or Cause, the Company will pay to Mr. Belton a lump sum payment equal to the base salary due Mr. Belton under the Agreement for one (1) year (the “Severance Period”). In addition, the Company will pay Mr. Belton his accrued base salary, accrued but unused vacation, and pro-rated bonuses as described above (if any) through the date of such termination. The Company will also pay a lump sum payment for the cost of all of the benefits Mr. Belton is entitled to under the Agreement, including, but not limited to, the auto allowance and the club reimbursement described above, for the Severance Period.

Under the Agreement, if Mr. Belton terminates the Agreement for Good Reason, the Company will then pay to Mr. Belton a lump sum payment equal to one times his base salary. In addition, the Company will pay to Mr. Belton his accrued base salary, accrued but unused vacation,  and prorated bonuses as described above (if any) through the date of such termination. The Company will also provide Mr. Belton with a lump sum payment for the cost of continued coverage under the Company’s benefit plans and the benefits described above for the Severance Period, including, but not limited to, the auto allowance and the club reimbursement described above.

If the Company terminates Mr. Belton’s employment for Cause, the Company shall pay Mr. Belton his accrued base salary and accrued but unused vacation plus all business expenses through the date of such termination.

If Mr. Belton dies or becomes permanently disabled, Mr. Belton, his beneficiaries or estate, as applicable, will receive from the Company an amount, if any, by which amounts paid under the applicable insurance policies are less than Mr. Belton’s annual base salary under the Agreement. In addition, Mr. Belton, his beneficiaries or estate, as applicable, will receive a prorated portion of the bonuses described above and any accrued but unused vacation.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2006, the Company announced the appointment of Timothy D. Belton as the Company’s new Chief Operating Officer. Mr. Belton will assume his new position with the Company no later than April 3, 2006 and will report to Christopher P. Vincze, the Company’s Chief Executive Officer. The Company will employ Mr. Belton pursuant to the terms of the Employment Agreement attached to this Form 8-K as Exhibit 10.7.5, and as described in this Form 8-K above under Item 1.01.

Mr. Belton, age 40, joins the Company from Glass & Associates where he served as a Director. From 1997 to 2004, Mr. Belton served in a variety of senior management roles in private equity-backed companies, and from 1988 through 1997, Mr. Belton was with Anderson Consulting (now Accenture).

Mr. Belton received a B.B.A. through the Engineering Route to Business program from the University of Texas in 1988 and an M.B.A. from Harvard University in 1994.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.7.5	Employment Agreement by and between TRC Companies, Inc. and Timothy D. Belton dated March 6, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2006	TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and Chief Financial Officer